Exhibit 99.1

I-ON Digital Corp. ONBOARDS gold-backed ION.au onTO company’s NEW BLOCKCHAIN and Announces Agreement in Principle to Acquire OREBITS CORP. PARENT

I-ON Digital Corp. (OTC: IONI) today announced an agreement in principle to purchase all of the outstanding membership interests of Orebits Acquisition Group, LLC, which is the majority stockholder of Orebits Corp. This agreement marks a significant step toward the digitization and securitization of gold and other asset classes by restructuring and onboarding a recently purchased pool of legacy Orebits Gold-Backed Digital Assets onto I-ON’s new hybrid blockchain, effectively converting the legacy Orebits.AU format into the ION.au, the Company’s next-generation digital security format. I-ON anticipates that the subject transaction, following requisite notifications and approvals, will close during the third quarter of 2023.

The executive team at I-ON played a key role in developing the digital asset ecosystem for Orebits.AU. During the time when blockchain and smart contract technology were emerging, they achieved several notable firsts in the market. By transferring a portion of Orebits.AU from a private distributed ledger to I-ON’s cutting-edge hybrid blockchain, the Company converted them into ION.au and will add them as holdings on its balance sheet.

“This accomplishment represents another successful step along the path that we defined upon acquiring a majority stake in I-ON Digital Corp.” shared I-ON CEO Carlos X. Montoya, “As one can expect future owners or holders of I-ON.au digital securities to do, it allows us to expand our financial options and leverage the asset value to strengthen our capital position.”

With I-ON’s new asset digitization and securitization ecosystem, the Company seeks to reflect and redefine regulatory compliance across the emerging asset digitization marketplace, from tracking to settlement, and provide greater access to compliant trading services for institutional investors in a secure, trusted environment.

I-ON’s innovative business model will allow claim holders to monetize in situ gold (in-ground or unrefined gold) by converting their fully validated gold claims into secure and efficient gold-backed securities, offering liquidity without extracting, mining, or smelting the gold. The resulting asset-backed digital securities will provide a global custody interface and help establish new standards for independent financial and transactional reporting for various digital asset classes.

About I-ON Digital Corp

I-ON Digital Corp. (OTC: IONI) is a pioneering force in the asset digitization and securitization landscape. It is developing and acquiring cutting-edge technologies to provide an institutional-grade ecosystem for creating and distributing digital securities and next-generation financial assets, using blockchain technology as its underlying infrastructure. This provides a secure, fast, transparent framework for trading newly emerging asset classes. With its proprietary technologies and deep expertise in asset digitization, I-ON stands at the forefront of this rapidly evolving sector. The potential for digital securities powered by blockchain technology is immense. I-ON is unlocking the full power of this new technology, paving the way for a more secure, trusted, and efficient asset transfer and exchange. Additional information is available at https://iondigitalcorp.com/.

Forward-Looking Statements

This news release contains forward-looking statements involving risks and uncertainties, which may cause results to differ materially from the statements made. When used in this document, the words “may,” “would,” “could,” “will,” “intend,” “look to,” plan,” “anticipate,” “believe,” “estimate,” “expect,” “seek,” “potential,” “outlook,” and similar expressions are intended to identify forward-looking statements. Such statements, including, but not limited to, I-ON’s current views concerning future events and its financial forecasts, are subject to such risks and uncertainties. Many factors could cause actual results to differ materially from the statements made, including those risks described from time to time in filings made by I-ON with the Securities and Exchange Commission. In addition, there is uncertainty about the further spread of the COVID-19 virus or new variants thereof or the occurrence of another wave of cases and the impact it may have on the Company’s operations, the demand for the Company’s products, global supply chains, and economic activity in general. These and other risks and uncertainties are detailed in the Company’s filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated, or expected. Statements in this news release regarding past trends or activities should not be taken as a representation that such trends or activities will continue. I-ON does not intend or assume any obligation to update these forward-looking statements other than as required by law.

SOURCE: I-ON Digital Corp. (OTC: IONI)

Media Contact:

Ken Park

IR@iondigitalcorp.com

(866) 440-2278

www.iondigitalcorp.com